Digitally signed by Diane Jester DN: cn=Diane Jester, o=FHLBSF, ou=Credit and Collateral Management, email=jesterd@fhlbsf.com, c=US Diane Jester Date: 2020.08.13 19:07:08 -07'00' Reimund Digitally signed by Reimund Sauer Date: 2020.08.14 14:17:04 -07'00' Diane Jester Sauer Managing Director, Credit and Collateral Risk Management

FHLBank San Francisco

Safekeeping Agreement

This Agreement is made as of July 15, 2019 between the Federal Home Loan Bank of San Francisco ("Bank") and Alliance United Insurance Company ("Member"), which has its main, home, or principal office at 9121 Oakdale Ave., Suite #201, Chatsworth, CA.

WHEREAS, Bank offers various safekeeping services to its Members;

WHEREAS, safekeeping services include the custody of securities or mortgages pledged by a Member as security for the deposit with such Member of funds of a state, local agency, or other public entity (hereinafter "public funds") in accordance with applicable law, or pledged by such Member in connection with its retail repurchase agreement program; and

WHEREAS, Member desires to utilize all or some of the services so offered by Bank and will accept the same on the terms and conditions set forth herein;

NOW THEREFORE, Member and Bank agree as follows:

A. Definitions

As used herein, the following terms shall have the following meanings:

"Mortgages" means Mortgage Documents and all ancillary security agreements, policies, and certificates of insurance or guarantees, evidences of recordation, applications, underwriting materials, appraisals, notices, opinions of counsel and loan servicing data, and all other electronically stored and written records or materials relating to the loans covered by the Mortgage Documents.

"Mortgage Documents" means mortgages and deeds of trust and all notes, bonds, or other instruments evidencing loans secured thereby, and any endorsements and assignments thereof to the Member.

"Securities" means any note, stock, bond, debenture, collateral trust certificate, or certificate of deposit, including, but not limited to, any mortgage-backed security issued or guaranteed by the United States, an agency thereof, or by a private sector, nongovernmental party.

B. Safekeeping Services

(1) As requested by Member, Bank will provide Member with safekeeping of Securities and Mortgages held in Member's behalf in accordance with procedures and policies now or hereafter established by Bank (in its sole discretion).

(2) At Member's request, and with the authorization of the state, local agency, or other public entity officer designated for this purpose by or in accordance with applicable law, Bank further agrees to provide safekeeping of Securities or Mortgages pledged by Member as security for deposits of public funds, the rights and duties of Bank and Member in connection therewith to be subject to all applicable provisions of law as well as the terms and conditions of this Agreement. In such event, Member and Bank shall execute and deliver such agreements as the Bank may require with respect to such safekeeping services, which agreements shall govern (in any respect not consistent herewith or not covered hereby) the rights and obligations of the parties hereto regarding such Securities or Mortgages and the safekeeping thereof in respect of any period while such Securities or Mortgages shall be held by Bank pursuant to such other agreement.

(3) In connection with the safekeeping of Securities or Mortgages pledged as security for deposits of public funds, Bank and Member agree to execute with the appropriate officers of the depositing public entity such agreements as shall be required by, or appropriate to comply with, applicable law. The terms and provisions of any such other agreements shall govern (in any respect not consistent herewith or not covered hereby) the rights and obligations of the parties hereto regarding any such Securities or Mortgages and the safekeeping thereof in respect of any period while such Securities or Mortgages shall be held by Bank pursuant to such other agreement.

(4) Bank agrees to exercise in the care and custody of any Securities or Mortgages the same degree of care as that exercised by Bank in the care and custody of its own assets of similar nature, provided, however, that any liability on the part of Bank for loss or damage to any of the Mortgages or Securities shall be limited to the lesser of the actual loss caused by the disappearance thereof or the market value of such lost Mortgages or Securities (determined as of the date of loss thereof), and in no event shall Bank be liable for any special, indirect, incidental, or consequential damages. Bank makes no representations or warranties of any kind with respect to the services to be provided hereunder, except as specifically set forth herein. Bank shall not be deemed to have any duties except as specifically set forth in this Agreement.

(5) The delivery to Member or its designee of any Mortgages or Securities withdrawn from safekeeping herunder shall constitute a complete release and discharge of Bank from all responsibility for, or liability with respect to, the Mortgages or Securities so withdrawn and any interest or income or other moneys payable in respect thereof.

(6) Bank is authorized to designate one or more commercial banks, trust departments thereof, or trust companies, as its agent or agents, nominee or nominees, or bailee or bailees, for the purpose of retaining, on Bank's behalf, physical custody of or book entries with respect to any Mortgages or Securities tendered to it for safekeeping hereunder, but such designation shall not relieve Bank of any responsibility to Member which Bank may otherwise have pursuant to the terms hereof.

(7) Bank shall not be responsible for the genuineness, sufficiency, correctness, legal effect, or validity of any Mortgages or Securities received by it hereunder, for any defect therein, or any alteration thereof, made prior to the receipt by it hereunder. Bank shall have no duty to make any independent examination of or calculation with respect to any Mortgages or Securities held hereunder, including, without limitation, any independent examination or calculation with respect to the market value of such Mortgages or Securities. Without limiting the generality of the foregoing, Bank makes no representation or warranty as to the title of the Mortgages or Securities or the existence or nonexistence of any adverse claim or other lien with respect thereto. Member represents and warrants that it has satisfied itself with respect to all matters pertaining to the genuineness, sufficiency, correctness, legal effect, and validity of the Mortgages or Securities and all other matters pertaining thereto.

(8) Bank shall not have any other servicing obligations to Member with respect to the Mortgages or Securities except as expressly stated herein.

C. Release and Inspection of Mortgages

(1) From time to time and as appropriate for the foreclosure or servicing of any of the Mortgages, Bank is hereby authorized, upon written request and receipt of Member in a form acceptable to Bank and pursuant to the terms of any applicable Safekeeping Agreement, to release to Member any of the Mortgages, provided Bank shall not be responsible for disposition of any of such Mortgages by Member.

(2) The delivery to Member or its designee of any Mortgages from safekeeping hereunder in compliance with Member's instructions shall constitute a complete release and discharge of Bank from all responsibility for, or liability with respect to, the Mortgages so withdrawn.

(3) Upon reasonable prior written notice to Bank, Member and its agents, accountants, attorneys, and auditors will be permitted during normal business hours to examine Member's Mortgages at the location where such Mortgages are being held. Such examination shall be at the cost and expense of Member, which shall promptly reimburse Bank upon demand for any costs and expenses incurred by it in connection therewith.

D. Coupons, Maturities, Redemptions, or Conversions of Securities in Safekeeping

(1) Where Bank provides safekeeping services hereunder, Bank will surrender for payment at the appropriate time all coupons falling due and Securities maturing. Bank shall not be obligated, however, to inform Member of any calling or offering for payment or conversion of any such Securities prior to maturity, nor shall it be responsible for failure to present Securities therefor.

(2) The net proceeds of sales, maturities, redemptions, collections and other receipts hereunder, including dividends or interests collected by Bank on Member's behalf, shall be credited to Member's demand account with Bank to the extent consistent with applicable statutory or regulatory requirements. All costs, expenses, and other items chargeable in connection with any transaction or other service hereunder shall be debited against Member's demand account with Bank.

E. Reports

Bank will provide Member with:

(a) Confirmations of all additions to and withdrawals from safekeeping; and

(b) Periodic reports as to Mortgages and Securities held in Member's safekeeping account.

Member agrees to examine all such confirmations and reports promptly. Unless Member files with Bank a written exception or claim of noncompliance with Member's instructions within 90 days after the closing date of the period covered by any such report or the date of any such confirmation, Member shall be exclusively deemed to have waived any such claim.

F. Confidentiality

All information acquired by Bank, and all reports or accounts prepared by Bank, in connection with the services set forth herein, shall be treated by it as confidential, and no such matter shall be disclosed by Bank to any party other than Member or a regulatory or supervisory agency with respect to Member, except upon the specific written instructions of Member, or as may be otherwise required by any law, rule, regulation, or legal process. Member agrees to indemnify Bank and hold Bank harmless from and against all liabilities and costs (including attorneys' fees and expenses) incurred by it in complying or otherwise dealing with such instructions or legal process purporting to require production of such information, reports, or accounts.

G. Fees

Member will compensate Bank for such services as may be rendered to Member hereunder in accordance with fees schedules that will be established from time to time by Bank.

H. Termination

This Agreement may be terminated at any time by either Bank or Member upon not less than 30 days' written notice delivered to the other party. Upon termination, Bank and Member agree to take such actions and execute such documents as shall be necessary to effect the same.

I. Miscellaneous

(1) *Instructions*

Bank reserves the right to request clarification of, or to refuse, any instruction given to it hereunder by Member whenever the Bank, in its sole discretion, believes such a request or refusal to be reasonable and appropriate.

(2) *Duty*

No service offered hereunder shall be interpreted as imposing on Bank any duty to advise Member with respect to the acquisition or disposition of any Securities or Mortgages held in safekeeping.

(3) *Applicable Law*

This Agreement shall be governed by and construed in accordance with the law of the State of California.

(4) *Authorized Signature*

Concurrently herewith, and as necessary from time to time hereafter, Member's Board of Directors shall adopt, and Member shall provide Bank with a copy of a resolution authorizing officers or employees of Member, on behalf of Member, to sign documents (including facsimile signatures) and transmit instructions to Bank, orally or in writing (including telephonic or other electronic transmissions thereof), in connection with the safekeeping of Mortgages and Securities hereunder. In all matters pertaining to this Agreement, Bank is empowered to accept as valid all documents purportedly signed and all instructions purportedly given, orally or in writing (including telephonic or other electronic transmissions thereof), by one of the officers or employees so authorized, provided Bank's employee receiving any such documents or instructions reasonably and in good faith believes the party giving the same to be properly authorized to do so.

(5) *Indemnification*

Member hereby agrees upon demand to promptly indemnify and save harmless the Bank and its directors, officers, employees, and agents from and against any liabilities, claims, demands, obligations, or contentions asserted by anyone and all attorneys' fees (whether or not suit is instituted) and other costs and expenses connected therewith, arising out of or in any way incident or related to the transactions contemplated hereunder, except to the extent such liabilities, claims, demands, obligations or contentions are attributable to the Bank's own gross negligence or willful misconduct.

(6) *Conflicting Demands*

In the event of conflicting claims, demands, obligations or contentions asserted by anyone with respect to any Securities or Mortgages held hereunder, the Member acknowledges and agrees that in such event (a) Bank has no duty to adjudicate such claims, (b) Bank may deliver the Securities or Mortgages only upon the instructions of a court of competent jurisdiction, and (c) Bank shall be entitled to initiate action in the nature of an interpleader in any court of competent jurisdiction. Member further agrees that Bank shall be entitled to make a claim for, and to receive from the value of the Securities or Mortgages deposited hereunder, all funds due to Bank from Member pursuant to the indemnity granted herein and all of Bank's costs and expenses, including, without limitation, attorneys' fees arising out of or in any way connected with an action in the nature of an interpleader, which claims by Bank shall be secured by a lien thereon and security interest therein, which is hereby granted by Member to Bank.

(7) *Breach*

The waiver by either party of any right hereunder or of any failure to perform or breach by the other party shall not be deemed as a waiver of any other right hereunder or of any other breach or failure by such other party, whether of a similar nature or otherwise. Any suit based upon the breach of any obligation of either party hereto must be commenced within one year of the date of such breach.

(8) *Notices*

All written notices provided for hereunder shall be delivered by hand, or shall be mailed by first class, registered, or certified mail, postage prepaid, addressed as follows: (a) if to the Bank: Federal Home Loan Bank of San Francisco, Post Office Box 7948, San Francisco, California 94120, Attention: Credit Department; (b) if to the Member: at the address first stated above; or to such other address with respect to either party as such party shall notify the other party in writing. Bank shall not be deemed to have received any written notice called for or permitted hereunder until an officer or employee of Bank designated by the Bank as responsible for the administration of this Agreement has received such notice.

(9) *Right of Set-Off*

Bank may, in the event of a default under the terms and provisions of any agreement between Bank and Member, upon the maturity of any indebtedness owed to Bank by Member either by acceleration or by its terms or when it shall be otherwise entitled to do so as a matter of law, exercise any right of set-off with respect to or take possession of for its own account, any Securities or Mortgages held by Bank hereunder to the extent that any such Securities or Mortgages shall not be pledged to secure deposits of public funds or the obligations of Member in connection with its retail repurchase agreement program or to the extent that such Securities or Mortgages shall not be pledged to third parties under agreements with the Bank.

(10) *Counterparts*

For the purpose of facilitating the execution of this Agreement as herein provided, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

(11) *Damage From Cause Beyond Bank's Control*

Bank shall not be liable for losses or damages from causes beyond its control, which causes shall include, but not be limited to, war, insurrection, military or usurped power, acts of governmental authorities or courts, hurricane, cyclone, tornado, earthquake, volcanic eruption or similar disturbances of nature, labor disturbances or strikes, or nuclear fission, fusion, or radioactivity.

(12) *No Consequential Damages*

Notwithstanding any provisions hereof, in no event will Bank or any of its directors, officers, employees, or agents be responsible for any special, indirect, incidental, or consequential damages that Member may incur or experience by reason of its having entered into or relied on this Agreement or arising out of or in connection with the services called for hereunder, even if Bank or such director, officer, employee, or agent has been advised of the possibility of such damages.

IN WITNESS WHEREOF, Member and Bank have caused this Agreement to be executed by their duly authorized officers as of the date first mentioned above.

Full Corporate Name of Member Alliance United Insurance Company	
Authorized Signature* [signature]	Name of Authorized Person Christopher D. Dell Isola
Telephone Number 312-661-4682	E-mail Address cdellisola@kemper.com
Authorized Signature* [signature]	Name of Authorized Person Christopher L. Moses
Telephone Number 312-661-4560	E-mail Address cmoses@kemper.com

* This Agreement must be signed in accordance with the Member's authorizations on file with the Bank.

Federal Home Loan Bank of San Francisco

Authorized Signature *Diane Jester*	Authorized Signature Reimund Sauer Digitally signed by Reimund Sauer Date: 2020.08.14 14:17:04 -07'00'
Name Diane Jester	Name
Title Managing Director, Credit and Collateral Risk Management	Title